Exhibit 99.2

News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER NET INCOME
OF $298.4 MILLION, EARNINGS PER COMMON SHARE OF $1.20

TRUST, INVESTMENT AND OTHER SERVICING FEES GROWTH OF 10%
RETURN ON AVERAGE COMMON EQUITY OF 12.2%
EARNINGS PER SHARE GROWTH OF 11%

LAUNCHED “VALUE FOR SPEND” EXPENSE INITIATIVE
CHICAGO, OCTOBER 18, 2017 — Northern Trust Corporation today reported third quarter net income per diluted common share of $1.20, compared to $1.08 in the third quarter of 2016 and $1.12 in the second quarter of 2017. Net income was $298.4 million, compared to $257.6 million in the prior-year quarter and $267.9 million in the prior quarter. Return on average common equity was 12.2%.
“Our third quarter results continued to demonstrate our ability to drive top-line growth with revenue increasing 11% compared to one year ago. Assets under custody/administration and assets under management ended the quarter up 14% and 19%, respectively, compared to a year ago, reflecting higher markets and our continued success in winning new business. On October 2, 2017, we announced the closing of our acquisition of UBS Asset Management’s fund administration units in Luxembourg and Switzerland, further underpinning our growth strategy in Continental Europe. With our ‘Value For Spend’ initiative, we plan to reduce our expense run-rate by approximately $250 million by 2020,” said Frederick H. Waddell, Chairman and Chief Executive Officer.

THIRD QUARTER 2017 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
Total Revenue (FTE*)	$1,357.2	$1,330.1	$1,220.7	2%	11%
Noninterest Expense	935.6	937.4	843.0	—	11
Provision for Credit Losses	(7.0)	(7.0)	(3.0)	1	134
Provision for Income Taxes	118.2	122.9	116.1	(4)	2
Net Income	298.4	267.9	257.6	11	16
Earnings Allocated to Common and Potential Common Shares	276.7	257.6	246.9	7	12

Diluted Earnings per Common Share	$1.20	$1.12	$1.08	8%	11%

Return on Average Common Equity	12.2%	11.6%	11.7%
Return on Average Assets	0.98%	0.91%	0.88%

Average Assets	$121,159.4	$118,400.7	$116,382.5	2%	4%

(*)
Total revenue presented on a fully taxable equivalent (FTE) basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$9,062.8	$8,690.8	$7,951.7	4%	14%
Wealth Management	633.2	603.4	544.0	5	16
Total Assets Under Custody/Administration	$9,696.0	$9,294.2	$8,495.7	4%	14%
Assets Under Custody
Corporate & Institutional Services	$7,130.9	$6,786.3	$6,173.6	5%	16%
Wealth Management	622.9	593.3	533.2	5	17
Total Assets Under Custody	$7,753.8	$7,379.6	$6,706.8	5%	16%
Assets Under Management
Corporate & Institutional Services	$840.7	$762.7	$703.6	10%	19%
Wealth Management	284.4	266.1	242.2	7	17
Total Assets Under Management	$1,125.1	$1,028.8	$945.8	9%	19%

THIRD QUARTER 2017 RESULTS (continued)

TOTAL REVENUE (FTE)

				% Change vs.
($ In Millions except per share data)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
Noninterest Income	$991.0	$979.7	$910.6	1%	9%
Net Interest Income (FTE*)	366.2	350.4	310.1	5	18
Total Revenue (FTE*)	$1,357.2	$1,330.1	$1,220.7	2%	11%

(*)
Total revenue and net interest income presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Noninterest Income

				% Change vs.
($ In Millions)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
Noninterest Income
Trust, Investment and Other Servicing Fees	$867.9	$848.2	$788.3	2%	10%
Foreign Exchange Trading Income	49.1	49.9	53.6	(2)	(8)
Treasury Management Fees	13.2	14.9	15.0	(12)	(12)
Security Commissions and Trading Income	21.2	24.1	20.4	(12)	4
Other Operating Income	40.0	43.0	33.1	(7)	21
Investment Security Gains (Losses), net	(0.4)	(0.4)	0.2	(10)	N/M
Total Noninterest Income	$991.0	$979.7	$910.6	1%	9%
Q3 2017 vs. Q2 2017

▪	Trust, investment and other servicing fees increased primarily due to new business, favorable equity markets, and the favorable impact of movements in foreign exchange rates.

▪	Security commissions and trading income decreased primarily driven by lower referral fee revenue and interest rate swaps.

▪	Other operating income decreased primarily due to lower income on hedging activity, partially offset by an increase in various other operating income categories.
Q3 2017 vs. Q3 2016

▪	Trust, investment and other servicing fees increased primarily due to favorable equity markets and new business.

▪	Foreign exchange trading income decreased primarily due lower currency volatility.

▪
Other operating income in the prior-year quarter included $5.4 million of impairment charges and loss on sales related to a non-strategic loan and lease portfolio. Excluding this item, other operating income increased slightly from the prior-year quarter primarily due to increases in various other operating income categories.

THIRD QUARTER 2017 RESULTS (continued)

Trust, Investment and Other Servicing Fees by Reporting Segment

				% Change vs.
($ In Millions)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$338.1	$327.5	$299.4	3%	13%
Investment Management	104.3	99.3	94.4	5	10
Securities Lending	22.8	24.6	23.1	(7)	(1)
Other	35.9	35.7	33.9	1	6
Total	$501.1	$487.1	$450.8	3%	11%
Q3 2017 vs. Q2 2017

▪	C&IS custody and fund administration fees increased primarily due to new business, the favorable impact of movements in foreign exchange rates, and favorable equity markets.

▪	C&IS investment management fees increased primarily due to new business and favorable equity markets.

▪	C&IS securities lending fees decreased primarily reflecting lower spreads, partially offset by increased loan volumes in the current quarter.

Q3 2017 vs. Q3 2016

▪	C&IS custody and fund administration fees increased primarily due to new business, favorable equity markets, and the favorable impact of movements in foreign exchange rates.

▪	C&IS investment management fees increased primarily due to favorable equity markets and new business.

▪	C&IS securities lending fees were relatively unchanged, as lower spreads and fee splits were partially offset by increased loan volumes in the current quarter.

▪	C&IS other fees increased primarily due to new business.

THIRD QUARTER 2017 RESULTS (continued)

				% Change vs.
($ In Millions)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
Wealth Management Trust, Investment and Other Servicing Fees
Central	$145.4	$143.1	$135.6	2%	7%
East	90.2	88.3	85.1	2	6
West	73.7	73.4	68.0	—	8
Global Family Office	57.5	56.3	48.8	2	18
Total	$366.8	$361.1	$337.5	2%	9%
Q3 2017 vs. Q2 2017

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable equity markets and new business.
Q3 2017 vs. Q3 2016

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable equity markets and new business.

▪	The 18% increase in Global Family Office fees was primarily attributable to new business and favorable equity markets.

THIRD QUARTER 2017 RESULTS (continued)

Net Interest Income

				% Change vs.
($ In Millions)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
Net Interest Income
Interest Income (FTE*)	$465.8	$426.1	$356.2	9%	31%
Interest Expense	99.6	75.7	46.1	32	116
Net Interest Income (FTE*)	$366.2	$350.4	$310.1	5%	18%

Average Earning Assets	$112,485	$109,907	$107,844	2%	4%
Net Interest Margin (FTE*)	1.29%	1.28%	1.14%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q3 2017 vs. Q2 2017

▪	Net interest income on an FTE basis increased compared to the prior quarter, primarily attributable to an increase in earning assets and a higher net interest margin.

▪	The net interest margin on an FTE basis increased primarily due to an increase in short-term interest rates, partially offset by a balance sheet mix shift.

▪
Average earning assets increased compared to the prior quarter, primarily resulting from higher levels of short-term interest-bearing deposits and securities, partially offset by reductions in loans and leases. Earning asset growth was funded primarily by a higher level of interest-bearing deposits and borrowed funds, partially offset by lower demand and other non-interest-bearing deposits.

Q3 2017 vs. Q3 2016

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily the result of a higher net interest margin and an increase in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to higher short-term interest rates, partially offset by a balance sheet mix shift.

▪
Average earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of short-term interest-bearing deposits and securities, partially offset by reductions in loans and leases. Earning asset growth was funded primarily by a higher level of interest-bearing deposits, partially offset by lower demand and other non-interest-bearing deposits.

THIRD QUARTER 2017 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$178.8	$189.0	$227.1	(5)%	(21)%
Provision for Credit Losses	(7.0)	(7.0)	(3.0)	1	134
Net Recoveries / (Charge-Offs)	1.6	(3.2)	0.8	N/M	100
Ending Allowance for Credit Losses	$173.4	$178.8	$224.9	(3)%	(23)%

Allowance assigned to:
Loans and Leases	$150.3	$153.8	$191.0	(2)%	(21)%
Undrawn Commitments and Standby Letters of Credit	23.1	25.0	33.9	(8)	(32)
Ending Allowance for Credit Losses	$173.4	$178.8	$224.9	(3)%	(23)%

Q3 2017

▪
The credit provision in the current quarter was primarily driven by reductions in undrawn loan commitments and standby letters of credit as well as improved credit quality in the commercial real estate portfolio each resulting in a reduction in the inherent allowance. Net recoveries also contributed to the current quarter provision.

Q2 2017

▪
The credit provision in the prior quarter was primarily driven by improved credit quality as well as reductions in undrawn loan commitments and standby letters of credit that resulted in a reduction in the inherent allowance.

Q3 2016

▪
The credit provision in the prior-year quarter was driven by a reduction in outstanding loans and improved credit quality in the residential real estate portfolio, partially offset by an increase in the specific reserve requirement for the commercial portfolio.

THIRD QUARTER 2017 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
Noninterest Expense
Compensation	$418.3	$432.5	$382.1	(3)%	9%
Employee Benefits	74.8	75.6	73.2	(1)	2
Outside Services	172.7	167.0	157.6	3	10
Equipment and Software	130.5	133.7	114.5	(2)	14
Occupancy	47.3	46.3	44.2	2	7
Other Operating Expense	92.0	82.3	71.4	12	29
Total Noninterest Expense	$935.6	$937.4	$843.0	—%	11%

End of Period Full-Time Equivalent Staff	17,800	17,600	16,900	1%	5%

Q3 2017 vs. Q2 2017

▪
Compensation expense in the current quarter included severance and related charges of $6.0 million. The prior quarter included severance and related charges of $19.5 million. Excluding these charges, compensation expense decreased slightly from the prior quarter due to lower long-term performance based incentive expense, partially offset by higher cash-based incentive accruals and higher salaries due to staff growth.

▪
Employee benefits expense in the current quarter included severance and related charges of $0.6 million. The prior quarter included severance and related charges of $2.5 million. Excluding the severance and related charges, employee benefits increased slightly from the prior quarter primarily due to increases in medical costs, partially offset by lower payroll taxes.

▪
Expense for outside services in the current quarter included outplacement charges associated with severance activity of $0.4 million. The prior quarter included outplacement charges associated with severance activity of $0.8 million. Excluding these charges, expense for outside services increased compared to the prior quarter, primarily due to higher sub-custodian expenses, consulting services, and sub-advisor costs.

▪
Equipment and software expense decreased compared to the prior quarter, primarily reflecting decreased software amortization and disposition charges, partially offset by increased software support and rental costs.

▪
Other operating expense increased compared to the prior quarter, primarily driven by the timing of the Northern Trust-sponsored golf tournament, partially offset by lower charges associated with account servicing activities.

Q3 2017 vs. Q3 2016

▪
Compensation expense in the current quarter included severance and related charges of $6.0 million. Excluding these charges, compensation expense increased primarily related to base pay adjustments, staff growth, and higher cash-based incentive accruals.

▪
Employee benefits expense in the current quarter included severance and related charges of $0.6 million. Excluding the severance and related charges, employee benefits expense increased slightly from the prior-year quarter primarily due to increases in payroll taxes and retirement plan expenses, partially offset by lower medical costs.

THIRD QUARTER 2017 RESULTS (continued)

▪
Expense for outside services in the current quarter included outplacement charges associated with severance activity of $0.4 million. Excluding these charges, expense for outside services increased compared to the prior-year quarter, primarily due to higher consulting services, sub-custodian expenses, market data, and sub-advisor costs.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization, computer maintenance and rental costs, and software support costs.

▪	Occupancy expense increased compared to the prior-year quarter, primarily due to accelerated depreciation expense related to a previously announced facility exit.

▪
Other operating expense in the prior-year quarter included a $3.5 million charge in connection with the settlement of the remaining securities lending litigation. Excluding this charge, other operating expense increased compared to the prior-year quarter, primarily driven by the timing of the Northern Trust-sponsored golf tournament.

VALUE FOR SPEND
Northern Trust has launched a focused expense management initiative entitled “Value for Spend.” Through this company-wide initiative, Northern Trust intends to reduce the expense run-rate through improved organizational alignment, process optimization and strategic sourcing. Northern Trust expects to realize $250 million in expense run-rate savings by 2020.
PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q3 2017	Q2 2017	Q3 2016	Q2 2017	Q3 2016
Net Income
Income before Income Taxes	$416.6	$390.8	$373.7	7%	11%
Provision for Income Taxes	118.2	122.9	116.1	(4)	2
Net Income	$298.4	$267.9	$257.6	11%	16%

Effective Tax Rate	28.4%	31.4%	31.1%
Q3 2017 vs. Q2 2017

▪
The decrease in the provision for income taxes was primarily related to Federal and State research tax credits of $17.6 million recognized in the current quarter due to the completion of a recent study of the Corporation’s technology spend between 2013 and 2016, partially offset by an increase of $4.3 million related to an increase in the Illinois state deferred income tax reserve resulting from an increase in the Illinois income tax rate, and an increase in income before income taxes compared to the prior quarter.

Q3 2017 vs. Q3 2016

▪
The increase in the provision for income taxes was primarily related to an increase in income before income taxes compared to the prior-year quarter, and an increase of $4.3 million related to an increase in the Illinois state deferred income tax reserve resulting from an increase in the Illinois income tax rate, partially offset by Federal and State research tax credits of $17.6 million recognized in the current quarter due to the completion of a recent study of the Corporation’s technology spend between 2013 and 2016.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $10.0 billion, up $809.6 million, or 9% from the prior-year quarter’s average of $9.2 billion. The increase was primarily attributable to earnings and the issuance of preferred stock, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations. During the third quarter 2016, the Corporation issued and sold 500,000 depositary shares, each representing a 1/100th ownership interest in a share of Series D Non-Cumulative Perpetual Preferred Stock for proceeds of $493.5 million, net of underwriting discounts, commissions and other issuance costs. During the current quarter, the Corporation declared cash dividends totaling $17.3 million to preferred stockholders and cash dividends totaling $97.3 million to common stockholders. During the three and nine months ended September 30, 2017, the Corporation repurchased 1,411,696 shares of common stock, including 43,871 shares withheld related to share-based compensation, at a total cost of $124.8 million ($88.43 average price per share) and 3,983,690 shares of common stock, including 459,082 shares withheld related to share-based compensation, at a total cost of $352.5 million ($88.50 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at September 30, 2017, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	September 30, 2017		June 30, 2017		September 30, 2016
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.3%	12.2%	13.2%	12.3%	11.8%	11.2%
Tier 1	14.6%	13.4%	14.5%	13.5%	13.1%	12.3%
Total	16.5%	15.4%	16.5%	15.6%	14.5%	14.0%
Tier 1 Leverage	8.0%	8.0%	8.1%	8.1%	7.9%	7.9%
Supplementary Leverage	6.9%	N/A	7.0%	N/A	6.6%	N/A

	September 30, 2017		June 30, 2017		September 30, 2016
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.5%	12.2%	13.3%	12.1%	12.0%	11.1%
Tier 1	13.5%	12.2%	13.3%	12.1%	12.0%	11.1%
Total	15.1%	13.9%	14.9%	13.9%	13.6%	12.9%
Tier 1 Leverage	7.2%	7.2%	7.2%	7.2%	7.0%	7.0%
Supplementary Leverage	6.2%	N/A	6.2%	N/A	5.9%	N/A

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$453.8	$12.0	$465.8	$417.2	$8.9	$426.1	$349.2	$7.0	$356.2
Interest Expense	99.6	—	99.6	75.7	—	75.7	46.1	—	46.1
Net Interest Income	$354.2	$12.0	$366.2	$341.5	$8.9	$350.4	$303.1	$7.0	$310.1
Net Interest Margin	1.25%		1.29%	1.25%		1.28%	1.12%		1.14%

Total Revenue	$1,345.2	$12.0	$1,357.2	$1,321.2	$8.9	$1,330.1	$1,213.7	$7.0	$1,220.7

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast on October 18, 2017. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 3:00 p.m. CT on October 18, 2017, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 23 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of September 30, 2017 Northern Trust had assets under custody of US$7.8 trillion, and assets under management of US$1.1 trillion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/disclosures.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	THIRD QUARTER
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$867.9	$788.3	10%
Foreign Exchange Trading Income	49.1	53.6	(8)
Treasury Management Fees	13.2	15.0	(12)
Security Commissions and Trading Income	21.2	20.4	4
Other Operating Income	40.0	33.1	21
Investment Security Gains (Losses), net	(0.4)	0.2	N/M
Total Noninterest Income	991.0	910.6	9

Net Interest Income
Interest Income	453.8	349.2	30
Interest Expense	99.6	46.1	117
Net Interest Income	354.2	303.1	17

Total Revenue	1,345.2	1,213.7	11

Provision for Credit Losses	(7.0)	(3.0)	134

Noninterest Expense
Compensation	418.3	382.1	9
Employee Benefits	74.8	73.2	2
Outside Services	172.7	157.6	10
Equipment and Software	130.5	114.5	14
Occupancy	47.3	44.2	7
Other Operating Expense	92.0	71.4	29
Total Noninterest Expense	935.6	843.0	11

Income before Income Taxes	416.6	373.7	11
Provision for Income Taxes	118.2	116.1	2
NET INCOME	$298.4	$257.6	16%

Dividends on Preferred Stock	$17.3	$5.9	197%
Earnings Allocated to Participating Securities	4.4	4.8	(9)
Earnings Allocated to Common and Potential Common Shares	276.7	246.9	12

Per Common Share
Net Income
Basic	$1.21	$1.09	11%
Diluted	1.20	1.08	11

Average Common Equity	$9,158.2	$8,552.5	7%
Return on Average Common Equity	12.2%	11.7%
Return on Average Assets	0.98%	0.88%

Cash Dividends Declared per Common Share	$0.42	$0.38	11%

Average Common Shares Outstanding (000s)
Basic	228,011	226,540
Diluted	229,314	228,055
Common Shares Outstanding (EOP) (000s)	227,421	226,431

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	THIRD	SECOND
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2017	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$867.9	$848.2	2%
Foreign Exchange Trading Income	49.1	49.9	(2)
Treasury Management Fees	13.2	14.9	(12)
Security Commissions and Trading Income	21.2	24.1	(12)
Other Operating Income	40.0	43.0	(7)
Investment Security Gains (Losses), net	(0.4)	(0.4)	(10)
Total Noninterest Income	991.0	979.7	1

Net Interest Income
Interest Income	453.8	417.2	9
Interest Expense	99.6	75.7	31
Net Interest Income	354.2	341.5	4

Total Revenue	1,345.2	1,321.2	2

Provision for Credit Losses	(7.0)	(7.0)	1

Noninterest Expense
Compensation	418.3	432.5	(3)
Employee Benefits	74.8	75.6	(1)
Outside Services	172.7	167.0	3
Equipment and Software	130.5	133.7	(2)
Occupancy	47.3	46.3	2
Other Operating Expense	92.0	82.3	12
Total Noninterest Expense	935.6	937.4	—

Income before Income Taxes	416.6	390.8	7
Provision for Income Taxes	118.2	122.9	(4)
NET INCOME	$298.4	$267.9	11%

Dividends on Preferred Stock	$17.3	$5.9	197
Earnings Allocated to Participating Securities	4.4	4.4	2
Earnings Allocated to Common and Potential Common Shares	276.7	257.6	7

Per Common Share
Net Income
Basic	$1.21	$1.12	8%
Diluted	1.20	1.12	8

Average Common Equity	$9,158.2	$9,094.0	1%
Return on Average Common Equity	12.2%	11.6%
Return on Average Assets	0.98%	0.91%

Cash Dividends Declared per Common Share	$0.42	$0.38	11%

Average Common Shares Outstanding (000s)
Basic	228,011	229,197
Diluted	229,314	230,638
Common Shares Outstanding (EOP) (000s)	227,421	228,486

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,524.3	$2,313.7	9%
Foreign Exchange Trading Income	147.1	178.5	(18)%
Treasury Management Fees	42.8	47.2	(9)%
Security Commissions and Trading Income	65.8	59.9	10%
Other Operating Income	122.7	212.4	(42)%
Investment Security Gains (Losses), net	(1.1)	(1.9)	(41)%
Total Noninterest Income	2,901.6	2,809.8	3%

Net Interest Income
Interest Income	1,281.3	1,045.9	23
Interest Expense	232.1	135.3	72
Net Interest Income	1,049.2	910.6	15

Total Revenue	3,950.8	3,720.4	6%

Provision for Credit Losses	(15.0)	(4.0)	N/M

Noninterest Expense
Compensation	1,276.6	1,150.4	11%
Employee Benefits	228.2	216.0	6%
Outside Services	492.8	466.5	6%
Equipment and Software	391.5	346.7	13%
Occupancy	139.0	130.4	7%
Other Operating Expense	239.4	286.8	(16)%
Total Noninterest Expense	2,767.5	2,596.8	7%

Income before Income Taxes	1,198.3	1,127.6	6%
Provision for Income Taxes	355.9	361.6	(2)%
NET INCOME	$842.4	$766.0	10%

Dividends on Preferred Stock	$43.9	$17.6	150%
Earnings Allocated to Participating Securities	13.3	13.7	(4)
Earnings Allocated to Common and Potential Common Shares	785.2	734.7	7

Per Common Share
Net Income
Basic	$3.43	$3.23	6%
Diluted	3.41	3.21	6%

Average Common Equity	$9,054.8	$8,420.2	8%
Return on Average Common Equity	11.8%	11.9%
Return on Average Assets	0.95%	0.89%

Cash Dividends Declared per Common Share	$1.18	$1.10	7%

Average Common Shares Outstanding (000s)
Basic	228,752	227,561
Diluted	230,189	229,041
Common Shares Outstanding (EOP) (000s)	227,421	226,431

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	SEPTEMBER 30
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$34,041.4	$22,195.0	53%
Interest-Bearing Due from and Deposits with Banks (**)	8,279.1	9,037.5	(8)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,670.8	2,066.0	(19)
Securities
U.S. Government	5,768.4	7,671.9	(25)
Obligations of States and Political Subdivisions	810.7	851.4	(5)
Government Sponsored Agency	18,089.1	18,032.5	—
Other (***)	20,570.3	18,488.3	11
Total Securities	45,238.5	45,044.1	—
Loans and Leases	33,336.1	33,423.0	—
Total Earning Assets	122,565.9	111,765.6	10
Allowance for Credit Losses Assigned to Loans and Leases	(150.3)	(191.0)	(21)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,687.5	1,724.7	56
Buildings and Equipment	462.5	438.8	5
Client Security Settlement Receivables	1,274.0	1,984.5	(36)
Goodwill	526.5	524.4	—
Other Assets	4,034.1	3,838.0	5
Total Assets	$131,400.2	$120,085.0	9%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$16,042.2	$14,779.2	9%
Savings Certificates and Other Time	1,227.4	1,507.7	(19)
Non-U.S. Offices - Interest-Bearing	62,241.2	54,024.3	15
Total Interest-Bearing Deposits	79,510.8	70,311.2	13
Short-Term Borrowings	8,718.4	4,682.7	86
Senior Notes	1,497.1	1,496.4	—
Long-Term Debt	1,663.4	1,400.9	19
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	91,667.2	78,168.6	17
Demand and Other Noninterest-Bearing Deposits	26,299.8	29,160.1	(10)
Other Liabilities	3,268.0	3,176.5	3
Total Liabilities	121,235.0	110,505.2	10
Common Equity	9,283.2	8,697.8	7
Preferred Equity	882.0	882.0	—
Total Equity	10,165.2	9,579.8	6
Total Liabilities and Stockholders’ Equity	$131,400.2	$120,085.0	9%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	SEPTEMBER 30	JUNE 30
	2017	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$34,041.4	$28,968.6	18%
Interest-Bearing Due from and Deposits with Banks (**)	8,279.1	7,969.6	4
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,670.8	2,097.0	(20)
Securities
U.S. Government	5,768.4	6,062.7	(5)
Obligations of States and Political Subdivisions	810.7	880.7	(8)
Government Sponsored Agency	18,089.1	17,791.7	2
Other (***)	20,570.3	19,055.3	8
Total Securities	45,238.5	43,790.4	3
Loans and Leases	33,336.1	33,499.0	—
Total Earning Assets	122,565.9	116,324.6	5
Allowance for Credit Losses Assigned to Loans and Leases	(150.3)	(153.8)	(2)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,687.5	2,661.1	1
Buildings and Equipment	462.5	463.3	—
Client Security Settlement Receivables	1,274.0	1,707.1	(25)
Goodwill	526.5	523.1	1
Other Assets	4,034.1	4,080.3	(1)
Total Assets	$131,400.2	$125,605.7	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$16,042.2	$15,210.4	5%
Savings Certificates and Other Time	1,227.4	1,292.9	(5)
Non-U.S. Offices - Interest-Bearing	62,241.2	58,720.2	6
Total Interest-Bearing Deposits	79,510.8	75,223.5	6
Short-Term Borrowings	8,718.4	4,674.2	87
Senior Notes	1,497.1	1,496.9	—
Long-Term Debt	1,663.4	1,671.7	—
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	91,667.2	83,343.8	10
Demand and Other Noninterest-Bearing Deposits	26,299.8	29,088.6	(10)
Other Liabilities	3,268.0	3,105.4	5
Total Liabilities	121,235.0	115,537.8	5
Common Equity	9,283.2	9,185.9	1
Preferred Equity	882.0	882.0	—
Total Equity	10,165.2	10,067.9	1
Total Liabilities and Stockholders’ Equity	$131,400.2	$125,605.7	5%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	THIRD QUARTER
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$25,182.9	$20,829.6	21%
Interest-Bearing Due from and Deposits with Banks (**)	7,145.8	8,232.2	(13)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,945.8	1,613.2	21
Securities
U.S. Government	6,002.2	7,292.5	(18)
Obligations of States and Political Subdivisions	845.3	734.7	15
Government Sponsored Agency	17,974.7	17,583.7	2
Other (***)	19,920.1	17,647.8	13
Total Securities	44,742.3	43,258.7	3
Loans and Leases	33,468.2	33,910.1	(1)
Total Earning Assets	112,485.0	107,843.8	4
Allowance for Credit Losses Assigned to Loans and Leases	(155.1)	(192.9)	(20)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,666.8	1,933.8	38
Buildings and Equipment	467.3	441.3	6
Client Security Settlement Receivables	917.0	1,200.7	(24)
Goodwill	523.9	525.5	—
Other Assets	4,254.5	4,630.3	(8)
Total Assets	$121,159.4	$116,382.5	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,617.1	$15,025.7	4%
Savings Certificates and Other Time	1,255.1	1,450.3	(13)
Non-U.S. Offices - Interest-Bearing	58,503.4	51,468.6	14
Total Interest-Bearing Deposits	75,375.6	67,944.6	11
Short-Term Borrowings	7,264.5	6,961.0	4
Senior Notes	1,497.0	1,496.3	—
Long-Term Debt	1,672.5	1,406.9	19
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	86,087.1	78,086.2	10
Demand and Other Noninterest-Bearing Deposits	21,736.4	25,829.3	(16)
Other Liabilities	3,295.7	3,236.4	2
Total Liabilities	111,119.2	107,151.9	4
Common Equity	9,158.2	8,552.5	7
Preferred Equity	882.0	678.1	30
Total Equity	10,040.2	9,230.6	9
Total Liabilities and Stockholders’ Equity	$121,159.4	$116,382.5	4%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	THIRD	SECOND
($ In Millions)	QUARTER	QUARTER
	2017	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$25,182.9	$22,570.0	12%
Interest-Bearing Due from and Deposits with Banks (**)	7,145.8	7,653.9	(7)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,945.8	2,059.4	(6)
Securities
U.S. Government	6,002.2	6,423.8	(7)
Obligations of States and Political Subdivisions	845.3	928.8	(9)
Government Sponsored Agency	17,974.7	17,888.7	—
Other (***)	19,920.1	18,490.5	8
Total Securities	44,742.3	43,731.8	2
Loans and Leases	33,468.2	33,891.4	(1)
Total Earning Assets	112,485.0	109,906.5	2
Allowance for Credit Losses Assigned to Loans and Leases	(155.1)	(162.3)	(4)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,666.8	2,701.1	(1)
Buildings and Equipment	467.3	465.2	—
Client Security Settlement Receivables	917.0	829.0	11
Goodwill	523.9	521.6	—
Other Assets	4,254.5	4,139.6	3
Total Assets	$121,159.4	$118,400.7	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,617.1	$15,236.1	3%
Savings Certificates and Other Time	1,255.1	1,312.7	(4)
Non-U.S. Offices - Interest-Bearing	58,503.4	56,672.3	3
Total Interest-Bearing Deposits	75,375.6	73,221.1	3
Short-Term Borrowings	7,264.5	5,412.0	34
Senior Notes	1,497.0	1,496.9	—
Long-Term Debt	1,672.5	1,536.1	9
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	86,087.1	81,943.5	5
Demand and Other Noninterest-Bearing Deposits	21,736.4	23,518.1	(8)
Other Liabilities	3,295.7	2,963.1	11
Total Liabilities	111,119.2	108,424.7	2
Common Equity	9,158.2	9,094.0	1
Preferred Equity	882.0	882.0	—
Total Equity	10,040.2	9,976.0	1
Total Liabilities and Stockholders’ Equity	$121,159.4	$118,400.7	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2017						2016
($ In Millions Except Per Share Data)	QUARTERS						QUARTERS
	THIRD		SECOND		FIRST		FOURTH		THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$867.9		$848.2		$808.2		$794.4		$788.3
Other Noninterest Income	123.1		131.5		122.7		122.7		122.3
Net Interest Income	354.2		341.5		353.5		324.3		303.1
Total Revenue	1,345.2		1,321.2		1,284.4		1,241.4		1,213.7
Provision for Credit Losses	(7.0)		(7.0)		(1.0)		(22.0)		(3.0)
Noninterest Expense	935.6		937.4		894.5		873.9		843.0
Income before Income Taxes	416.6		390.8		390.9		389.5		373.7
Provision for Income Taxes	118.2		122.9		114.8		123.0		116.1
Net Income	$298.4		$267.9		$276.1		$266.5		$257.6

Per Common Share
Net Income - Basic	$1.21		$1.12		$1.10		$1.12		$1.09
- Diluted	1.20		1.12		1.09		1.11		1.08
Cash Dividends Declared per Common Share	0.42		0.38		0.38		0.38		0.38
Book Value (EOP)	40.82		40.20		39.62		38.88		38.41
Market Value (EOP)	91.93		97.21		86.58		89.05		67.99

Financial Ratios
Return on Average Common Equity	12.2%		11.6%		11.6%		11.9%		11.7%
Return on Average Assets	0.98		0.91		0.96		0.90		0.88
Net Interest Margin (GAAP)	1.25		1.25		1.32		1.18		1.12
Net Interest Margin (FTE*)	1.29		1.28		1.35		1.20		1.14

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$9,062.8		$8,690.8		$8,338.2		$7,987.0		$7,951.7
Wealth Management	633.2		603.4		586.5		554.3		544.0
Total Assets Under Custody / Administration	$9,696.0		$9,294.2		$8,924.7		$8,541.3		$8,495.7

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$7,130.9		$6,786.3		$6,533.3		$6,176.9		$6,173.6
Wealth Management	622.9		593.3		574.4		543.6		533.2
Total Assets Under Custody	$7,753.8		$7,379.6		$7,107.7		$6,720.5		$6,706.8

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$840.7		$762.7		$741.1		$694.0		$703.6
Wealth Management	284.4		266.1		260.2		248.4		242.2
Total Assets Under Management	$1,125.1		$1,028.8		$1,001.3		$942.4		$945.8

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$137.3		$159.0		$179.9		$160.2		$173.3
Other Real Estate Owned (OREO)	8.2		7.7		6.9		5.2		7.7
Total Nonperforming Assets	$145.5		$166.7		$186.8		$165.4		$181.0
Nonperforming Assets / Loans and Leases and OREO	0.44%		0.50%		0.56%		0.49%		0.54%
Gross Charge-offs	$3.5		$5.0		$4.7		$14.1		$3.0
Less: Gross Recoveries	5.1		1.8		2.7		3.2		3.8
Net (Recoveries) / Charge-offs	$(1.6)		$3.2		$2.0		$10.9		$(0.8)
Net (Recoveries) / Charge-offs (Annualized) to Avg Loans and Leases	(0.02)%		0.04%		0.02%		0.13%		(0.01)%
Allowance for Credit Losses Assigned to Loans and Leases	$150.3		$153.8		$162.0		$161.0		$191.0
Allowance to Nonperforming Loans and Leases	1.1	x	1.0	x	0.9	x	1.0	x	1.1	x
Allowance for Other Credit-Related Exposures	$23.1		$25.0		$27.0		$31.0		$33.9

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.